Exhibit 10.5

CONTRIBUTION AGREEMENT

by and among

STRAWBERRY FIELDS REIT, INC.,

STRAWBERRY FIELDS REALTY LP

and

STRAWBERRY FIELDS REIT, LLC

Dated as of June 8, 2021

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EXHIBIT LIST

EXHIBITS

A-1	Contributor’s Contributed Companies
A-2	Contributor’s Properties
B	Form of Contribution and Assumption Agreement
C	Representations, Warranties and Indemnities of Contributor

APPENDICES

A	Disclosure Schedule
B	Form of Amended and Restated Agreement of Limited Partnership

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CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (including all exhibits, hereinafter referred to as this “Agreement”) is made and entered into as of June 8, 2021 (the “Effective Date”) by and among Strawberry Fields Realty LP, a Delaware limited partnership (the “Operating Partnership”), Strawberry Fields REIT, Inc., a Maryland corporation (the “Company”), and Strawberry Fields REIT, LLC, an Indiana limited liability company (the “Contributor”).

RECITALS

A. The Operating Partnership, the Company and the Contributor have agreed to undertake certain formation transactions (the “Formation Transactions”) pursuant to which the Contributor will contribute the Contributed Assets (as defined below) to the Operating Partnership in consideration of (i) the issuance of 51,686,280 limited partnership interests in the Operating Partnership (the “OP Units”), and (ii) the assumption of the Assumed Liabilities of the Contributor (as defined below) by the Operating Partnership, on the terms and subject to the conditions set forth in this Agreement.

B. The Formation Transactions relate to the proposed direct listing (the “Direct Listing”) of the common stock (“Common Stock”) of the Company, which will operate as a self-administered and self-managed real estate investment trust (“REIT”) within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended (the “Code”), and which is the sole general partner of the Operating Partnership.

C. The Contributor owns all of the outstanding equity interests in each of the limited liability companies and other entities listed on Exhibit A-1 (collectively, the “Contributed Entities”). As used herein, “Contributed Company Agreement” means the respective limited liability company agreement or membership agreement, as applicable, under which each Contributed Company was formed (including all amendments or restatements).

D. The Contributed Assets include, without limitation, all of the Contributor’s right, title and interest in each of the Contributed Companies, including, without limitation, all of its voting rights and interests in the capital, profits and losses of such Contributed Companies or any property distributable therefrom, constituting all of its interests in and to such Contributed Companies (such right, title and interest in and to the Contributed Companies are hereinafter collectively referred to as the “Contributed Company Interests”).

E. The Contributed Entities own, directly or indirectly, all of the fee interests in the properties listed on Exhibits A-2 (the “Properties”) and the leasehold interests in certain additional properties listed on Exhibit A-2 (the “Leasehold Interests”).

F. The parties acknowledge that in connection with the Formation Transactions and in consideration of the receipt of the OP Units, the Contributor, pursuant to this Agreement, is making certain representations, warranties and covenants to the Operating Partnership and the Company, as more particularly set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the foregoing premises, and the mutual undertakings set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.

CONTRIBUTION OF CONTRIBUTED ASSETS AND EXCHANGE FOR OP UNITS

Section 1.1 Contribution of Contributed Assets. At the Closing (as defined in Section 2.2 herein) and subject to the terms and conditions contained in this Agreement, the Contributor shall contribute, transfer, assign, convey and deliver to the Operating Partnership, absolutely and unconditionally, and free and clear of all Liens (other than the Permitted Encumbrances), and the Operating Partnership shall acquire and accept, all of its right, title and interest to (a) all of the right, title and interest of the Contributor on all assets and properties of the Contributor (other than the Excluded Assets), including, but not limited to, (i) all of the Contributor’s rights and interests to the Contributed Companies, (ii) all right, title and interest held directly or indirectly by the Contributor, if any, in the Properties, (iii) all tangible and intangible personal property of the Contributor, (iv) all cash, cash equivalents and investments of the Contributor (the “Contributed Assets”), and (b) all agreements to which the Contributor is a party, directly or indirectly, including without limitation, (i) all leases, licenses, tenancies, possession agreements and occupancy agreements with tenants of such Properties, and (2) all service, equipment, franchise, operating, management, parking, supply, utility and maintenance agreements relating to any such Properties (all such agreements and arrangements, collectively, the “Assumed Agreements”), and in each case, free and clear of any and all Liens, subject only to the Permitted Encumbrances (as defined in Exhibit C). The contribution of the Contributed Assets and the Assumed Agreements, if any, and the assumption of all obligations thereunder, shall be evidenced by the Contribution and Assumption Agreement in substantially the form of Exhibit B attached hereto (the “Contribution and Assumption Agreement”). The parties shall take such additional actions and execute such additional documentation as may be required by each relevant Contributed Company Agreement and the Amended and Restated Agreement of Limited Partnership of the Operating Partnership in the form of Exhibit B to this Agreement (the “OP Agreement”), or as reasonably requested by the Operating Partnership in order to effect the transactions contemplated hereby. Additionally, the Contributor, the Operating Partnership and the Company agree that, from and after the Closing, the Contributor shall no longer be a Member or, if applicable, a Managing Member of any Contributed Company, and after the Closing shall have no obligations or responsibilities as a Member or Managing Member, as applicable, under any Contributed Company Agreement.

Section 1.2 Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Operating Partnership shall assume from the Contributor and thereafter pay, perform or discharge in accordance with their terms all of Liabilities of the Contributor, other than the Excluded Liabilities described in Section 1.3 (the “Assumed Liabilities”).

Section 1.3 Excluded Liabilities. The parties expressly acknowledge and agree that the Operating Partnership shall not assume or agree to pay, perform or otherwise discharge any of the Excluded Liabilities (as defined in Exhibit C), and such Excluded Liabilities shall not be contributed, transferred, assigned, conveyed or delivered to the Operating Partnership pursuant to this Agreement, and the Operating Partnership shall not have any rights or obligations with respect thereto.

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Section 1.4 Existing Loans.

(a) Each Property is encumbered with certain financing reflected in the Financial Statements (as defined in Exhibit C) (each an “Existing Loan” and collectively the “Existing Loans”). Such notes, loan agreements, deeds of trust and all other documents or instruments evidencing or securing such Existing Loans, including any financing statements, and any amendments, modifications and assignments of the foregoing, shall be referred to, collectively, as the “Existing Loan Documents.” Each Existing Loan shall be considered a “Permitted Encumbrance” for purposes of this Agreement. If required under the terms of any Existing Loan Documents, the Operating Partnership shall assume each Existing Loan at the Closing. The Contributor shall obtain any necessary consents from the holder of each mortgage or deed of trust related to such Existing Loan (in each case, a “Lender” and, collectively the “Lenders”) prior to Closing, and consummate the Formation Transactions subject to the Lien of the applicable Existing Loan Documents; provided, however, that the Operating Partnership may nonetheless, at its sole discretion, thereafter cause any Existing Loan to be refinanced or repaid after the Closing.

(b) In connection with the assumption of the Existing Loans at the Closing, the Operating Partnership shall bear and be responsible for any title costs, assumption fee, prepayment premium or defeasance cost assessed by the applicable Lender and associated with such assumption, refinancing or payoff prior to maturity, as applicable, and any other reasonable fee, charge, legal fees, cost or expense incurred by or on behalf of the Contributor in connection therewith (collectively, “Existing Loan Fees”), and subject to Section 3.5, shall indemnify, defend and hold harmless the Contributor and its affiliates from and against any liability under the Existing Loans arising from and after the Closing (including by reason of the failure to have obtained any necessary consents from each applicable Lender prior to Closing) and any Existing Loan Fees.

Section 1.5 Consideration and Exchange of Equity. The Operating Partnership shall, in exchange for the Contributed Assets and the assumption of the Assumed Liabilities, issue to the Contributor the OP Units. The OP Units issued to the Contributor shall be evidenced by certificates relating to such OP Units (the “OP Unit Certificates”).

Section 1.6 Tax Treatment.

(a) For U.S. federal income tax purposes, any transfer, assignment and exchange by the Contributor effectuated pursuant to this Agreement shall constitute a “Capital Contribution” by the Contributor to the Operating Partnership pursuant to applicable provisions of the OP Agreement and is intended to be governed by Section 721(a) of the Code. All parties shall file all tax returns, reports and information statements, and shall take all tax positions consistent with the foregoing.

(b) The Contributor and the Operating Partnership agree to the intended Tax treatment described in this Section 1.6, and the Operating Partnership and the Contributor shall file their respective Tax Returns consistent with the above-described transaction structures, unless otherwise required by applicable law.

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Section 1.7 Allocation of Value. The value of the OP Units shall be allocated among the Contributed Assets and Properties as agreed to by the parties to this Agreement. The Operating Partnership and the Contributor agree to (i) be bound by the allocation, (ii) act in accordance with the allocation in the preparation of financial statements and filing of all tax returns and in the course of any Tax audit, Tax review or Tax litigation relating thereto and (iii) take no position and cause their affiliates that they control to take no position inconsistent with the allocation for income tax purposes, unless otherwise required by applicable law.

Section 1.8 Term of Agreement. If the Closing does not occur by June 30, 2021 (the “Termination Date”), this Agreement shall be deemed terminated and shall be of no further force and effect and neither the Operating Partnership nor the Contributor shall have any further obligations hereunder except as specifically set forth herein.

ARTICLE 2.

CLOSING

Section 2.1 Conditions Precedent.

(a) The obligations of the Operating Partnership to effect the transactions contemplated hereby shall be subject to the following conditions:

(i) The representations and warranties of the Contributor contained in this Agreement shall have been true and correct in all material respects (except for such representations and warranties that are qualified by materiality or “Material Adverse Effect” (which, as used herein, means a material adverse effect on the assets, business, financial condition or results of operation of the applicable party or, if applicable, a property) which representations and warranties shall have been true and correct in all respects) on the date such representations and warranties were made and shall be true and correct in the manner described above on the Closing Date (as defined in Section 2.2 below) as if made at and as of such date;

(ii) The obligations of the Contributor contained in this Agreement shall have been duly performed on or before the Closing Date and the Contributor shall not have breached any of its covenants contained herein in any material respect;

(iii) The Contributor shall have executed and delivered to the Operating Partnership the documents required to be delivered pursuant to Sections 2.3 and 2.4 hereof;

(iv) The Operating Partnership shall have received any and all consents and approvals of any Governmental Entity (as defined in Exhibit C) or third parties (including, without limitation, any Lenders as applicable) set forth on Schedule 2.3 to the Disclosure Schedule (as defined in Section 3.3 below) (the “Approvals”);

(v) Subject to the provisions of Article 6, there shall not have occurred between the date hereof and the Closing Date any material adverse change in any of the Contributed Assets, the assets, business, financial condition, or results of operation of the Contributed Companies or the Properties. It is understood that no material adverse change shall occur by reason of general economic conditions or economic conditions affecting the real estate market generally; and

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(vi) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Entity that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened.

Any or all of the foregoing conditions may be waived by the Operating Partnership in its sole and absolute discretion.

(b) The obligations of the Contributor to effect the transactions contemplated hereby shall be subject to the following conditions:

(i) The representations and warranties of each of the Operating Partnership and the Company contained in this Agreement shall have been true and correct in all material respects (except for such representations and warranties that are qualified by materiality or Material Adverse Effect, which representations and warranties shall have been true and correct in all respects) on the date such representations and warranties were made and shall be true and correct in the manner described above on the Closing Date as if made at and as of such date;

(ii) The obligations of each of the Operating Partnership and the Company contained in this Agreement shall have been duly performed on or before the Closing Date and neither the Operating Partnership nor the Company shall have breached any of their respective covenants contained herein in any material respect;

(iii) The Company and the Operating Partnership shall each have executed and delivered to the Contributor the documents required to be delivered pursuant to Sections 2.3 and 2.4(a) hereof; and

(iv) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Entity that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened.

Any or all of the foregoing conditions may be waived by the Contributor in its sole and absolute discretion.

Section 2.2 Time and Place of Closing. The consummation of the transactions contemplated hereunder (the “Closing” or “Closing Date”) shall occur on a date to be agreed by the parties, following the receipt of all required Approvals. On the Closing Date, each of the Operating Partnership, the Company and the Contributor shall acknowledge and agree that all of the Closing Conditions have been satisfied and waive any rights with respect to such conditions.

Section 2.3 Closing Deliveries. On the Closing Date, the parties shall make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered, the legal documents and other items (collectively the “Closing Documents”) to which it is a party or for which it is otherwise responsible that are necessary to carry out the intention of this Agreement and the other transactions contemplated to take place in connection therewith. The Closing Documents and other items to be delivered at the Closing shall include, without limitation, the following:

(a) The Contribution and Assumption Agreement in the form attached hereto as Exhibit B, as applicable;

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(b) The OP Agreement;

(c) The OP Unit Certificates, and/or other evidence of the issuance of OP Units to the Contributor;

(d) All books and records, title insurance policies, the Assumed Agreements, lease files, contracts, of the Company and each Contributed Company (and any subsidiary of the Contributed Companies) that are in the possession of the Contributor or which can be obtained through the Contributor’s reasonable efforts, provided that the Contributor shall have continuing access to such books and records for purposes of any required Tax filings, Tax disputes or other legitimate purposes;

(e) An affidavit from the Contributor stating, under penalty of perjury, the Contributor’s United States Taxpayer Identification Number and that the Contributor is not a foreign person pursuant to Section 1445(b)(2) of the Code in form and substance acceptable to the Operating Partnership;

(f) Any other documents that are in the possession of the Contributor or which can be obtained through the Contributor’s reasonable efforts which are reasonably requested by the Operating Partnership or reasonably necessary or desirable to assign, transfer, convey, contribute and deliver the Contributed Company Interests and other Contributed Assets, and effectuate the transactions contemplated hereby;

(g) The Operating Partnership and the Company, on the one hand, and the Contributor, on the other hand, shall provide to the other a certified copy of all appropriate corporate resolutions or partnership or limited liability company actions authorizing the execution, delivery and performance by the Operating Partnership and the Company (if so requested by the Contributor) and the Contributor (if so requested by the Operating Partnership or the Company) of this Agreement, any related documents and the documents listed in this Section 2.3;

(h) The Operating Partnership and the Company, on the one hand, and the Contributor, on the other hand, shall provide to the other a certification regarding the accuracy in all material respects of each of their respective representations and warranties herein and in this Agreement as of such date (except for such representations and warranties that are qualified by materiality or Material Adverse Effect, which representations and warranties shall be certified as being accurate in all respects); and

(i) Any documents reasonably required by a Lender in connection with the assumption of an Existing Loan at or prior to Closing, duly executed by the applicable party.

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Section 2.4 Additional Closing Deliveries. At the Closing, the parties shall make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged or delivered through the Attorney-in-Fact, the legal documents and other items (collectively the “Additional Closing Documents”) to which it is a party or for which it is otherwise responsible that are necessary to carry out the intention of this Agreement and the other transactions contemplated to take place in connection therewith, which Additional Closing Documents and other items shall include, without limitation, the following, if requested by the Operating Partnership, a copy of all appropriate corporate resolutions or partnership actions authorizing the execution, delivery and performance by the Contributor of this Agreement, any related documents and the documents listed in this Section 2.4, certified by the secretary or another appropriate officer of the Contributor or Contributed Company.

Section 2.5 Closing Costs. Without limitation on and subject to Section 1.6(b) above, the Operating Partnership shall be responsible for (i) any and all assumption, prepayment or other fees, penalties or amounts due and payable in connection with the discharge and satisfaction or the assumption of any Existing Loan, (ii) any costs associated with any new financing, including any application and commitment fees or the costs of such new lender’s other requirements, (iii) any and all documentary transfer, stamp, filing, recording, conveyance, intangible, sales and other similar Taxes incurred in connection with the transactions contemplated hereby, (iv) all escrow fees and costs, (v) all attorneys’ and advisors’ fees, charges and disbursements of the Contributor and the Operating Partnerships and (vi) any out-of-pocket costs or fees associated with any Approvals. All costs and expenses incident to the transactions contemplated hereby, and not specifically described above, shall be paid by the party incurring same. The provisions of this Section 2.5 shall survive the Closing.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES AND INDEMNITIES

Section 3.1 Representations and Warranties with Respect to the Operating Partnership. The Operating Partnership and the Company hereby jointly and severally represent and warrant to the Contributor with respect to the Operating Partnership that:

(a) Organization; Authority. The Operating Partnership has been duly formed and is validly existing under the laws of the jurisdiction of its formation and is and at the Closing shall be classified as a partnership, and not a publicly traded partnership taxable as a corporation, for federal income tax purposes, and has all requisite power and authority to enter this Agreement, each agreement contemplated hereby and to carry out the transactions contemplated hereby and thereby, and own, lease or operate its property and to carry on its business as presently conducted, and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.

(b) Due Authorization. The execution, delivery and performance of this Agreement by the Operating Partnership have been duly and validly authorized by all necessary action of the Operating Partnership. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Operating Partnership pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Operating Partnership, each enforceable against the Operating Partnership in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

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(c) Consents and Approvals. Assuming the accuracy of the representations and warranties of the Contributor hereunder, no consent, waiver, approval or authorization of any third party or Governmental Entity is required to be obtained by the Operating Partnership in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except any of the foregoing that shall have been satisfied prior to the Closing Date or the Closing, as applicable, and except for those consents, waivers and approvals or authorizations, the failure of which to obtain would not have a Material Adverse Effect.

(d) Contributed Company Matters. The OP Units, when issued and delivered in accordance with the terms of this Agreement for the consideration described herein, will be duly and validly issued (including in compliance with applicable federal and state securities laws), and free of any Liens other than any Liens arising through the Contributor. Upon such issuance, the Contributor will be admitted as a limited partner of the Operating Partnership. At all times prior to the execution of this Agreement, the Operating Partnership had no material assets, debts or liabilities of any kind.

(e) Non-Contravention. Assuming the accuracy of the representations and warranties of the Contributor made hereunder, none of the execution, delivery or performance of this Agreement, any agreement contemplated hereby and the consummation of the contribution transactions contemplated hereby and thereby will (A) result in a default (or an event that, with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in any loss of any material benefit, pursuant to any material agreement, document or instrument to which the Operating Partnership or any of its properties or assets may be bound, or (B) violate or conflict with any judgment, order, decree or law applicable to the Operating Partnership or any of its properties or assets; provided in the case of (A) and (B), unless any such default, violation or conflict would not have a Material Adverse Effect on the Operating Partnership.

(f) Solvency. Assuming the accuracy of the representations and warranties of the Contributor made hereunder, the Operating Partnership will be solvent immediately following the transfer of the Contributed Company Interests and the other Contributed Assets to the Operating Partnership.

(g) No Litigation. There is no action, suit or proceeding pending or, to the Operating Partnership’s knowledge, threatened against the Operating Partnership that, if adversely determined, would have a Material Adverse Effect on the ability of the Operating Partnership to execute or deliver, or perform its obligations under, this Agreement and the documents executed by it pursuant to this Agreement or to consummate the transactions contemplated hereby or thereby.

(h) No Prior Business. Since the date of its formation, the Operating Partnership has not conducted any business, nor has it incurred any liabilities or obligations (direct or indirect, present or contingent), in each case except in connection with the Formation Transactions and the Direct Listing and as contemplated under this Agreement.

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(i) No Broker. Neither the Operating Partnership nor any of its officers, directors or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of the Contributor or any of its respective affiliates (including any of the Contributed Companies and/or Entities, but not including, if applicable, the Operating Partnership or the Company) to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with transactions contemplated by the Agreement.

Section 3.2 Representations and Warranties with Respect to the Company. The Operating Partnership and the Company hereby jointly and severally represent and warrant to the Contributor with respect to the Company that:

(a) Organization; Authority. The Company has been duly formed and is validly existing under the laws of the jurisdiction of its formation, and has all requisite power and authority to enter into this Agreement and to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.

(b) Due Authorization. The execution, delivery and performance of this Agreement by the Company have been duly and validly authorized by all necessary action of the Company. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Company pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Company, each enforceable against the Company in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

(c) Consents and Approvals. Assuming the accuracy of the representations and warranties of the Contributor made hereunder and except in connection with the Direct Listing, no consent, waiver, approval or authorization of any third party or Governmental Entity is required to be obtained by the Company in connection with the execution, delivery and performance of this Agreement by the Operating Partnership or the Company and the transactions contemplated hereby, except any of the foregoing that shall have been satisfied prior to the Closing Date or the Closing, as applicable, and except for those consents, waivers and approvals or authorizations, the failure of which to obtain would not have a Material Adverse Effect on the Company and the Operating Partnership, taken as a whole.

(d) Non-Contravention. Assuming the accuracy of the representations and warranties of the Contributor made hereunder, none of the execution, delivery or performance of this Agreement by the Operating Partnership or the Company, any agreement contemplated hereby and the consummation of the contribution transactions contemplated hereby and thereby will (A) result in a default (or an event that, with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in any loss of any material benefit, pursuant to any material agreement, document or instrument to which the Company or any of its properties or assets may be bound or (B) violate or conflict with any judgment, order, decree, or law applicable to the Company or any of its properties or assets; provided in the case of (A) and (B), unless any such default, violation or conflict would not have a Material Adverse Effect on the Company and the Operating Partnership, taken as a whole.

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(e) REIT Status. At the effective time of the Closing, the Company shall be organized in a manner so as to qualify as a REIT.

(f) Common Stock. Upon issuance thereof, the Common Stock issuable in exchange for, or in respect of a redemption of, OP Units, in accordance with the terms of the OP Agreement, will be duly authorized, validly issued (including in compliance with applicable federal and state securities laws), fully paid and nonassessable, and not subject to preemptive or similar rights created by statute or any agreement to which the Company is a party or by which it is bound.

(g) No Litigation. There is no action, suit or proceeding pending or, to the Company’s knowledge, threatened against the Company that, if adversely determined, would have a Material Adverse Effect on the ability of the Company to execute or deliver, or perform its obligations under, this Agreement and the documents executed by it pursuant to this Agreement or to consummate the transactions contemplated hereby or thereby.

(h) No Prior Business. Since the date of its formation, the Company has not conducted any business, nor has it incurred any liabilities or obligations (direct or indirect, present or contingent), in each case except in connection with the Formation Transactions and the Direct Listing and as contemplated under this Agreement.

(i) No Broker. Neither Company nor any of its officers, directors or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of the Contributor or of its affiliates (including any of the Contributed Companies and/or Entities) to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with transactions contemplated by the Agreement.

Except as set forth in Section 3.1 and this Section 3.2, neither the Operating Partnership nor the Company makes any representation or warranty of any kind, express or implied, and the Contributor acknowledges that it has not relied upon any other such representation or warranty.

Section 3.3 Representations and Warranties of the Contributor. The Contributor represents and warrants to the Operating Partnership and the Company as provided in Exhibit C attached hereto (subject to qualification by the disclosures in the disclosure schedule attached hereto as Appendix A) (the “Disclosure Schedule”), and acknowledges and agrees to be bound by the indemnification provisions contained therein.

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Section 3.4 Indemnification. From and after the Closing Date and in accordance with the procedures described in Section 3.5 of Exhibit C hereto, mutatis mutandis, the Operating Partnership and the Company jointly and severally shall indemnify, hold harmless and defend the Contributor and its affiliates, and their respective directors, officers, managers, members, partners, shareholders, employees, agents, advisers and representatives (each of which is an “Indemnified Contributor Party”) from and against any and all claims, losses, damages, liabilities and expenses, including, without limitation, amounts paid in settlement, reasonable attorneys’ fees, costs of investigation, costs of investigative, judicial or administrative proceedings or appeals therefrom and costs of attachment or similar bonds (collectively, “Losses,”) arising out of or related to, or asserted against, imposed upon or incurred by the Indemnified Contributor Party, to the extent resulting from: (i) any breach of a representation, warranty or covenant of the Operating Partnership or the Company contained in this Agreement or any Schedule, Exhibit, certificate or affidavit, or any other document delivered pursuant hereto or thereto, (ii) all fees, costs and expenses of the Operating Partnership and the Company in connection with the transactions contemplated by this Agreement, (iii) the failure of the Operating Partnership or the Company after the Closing Date to perform any obligation required to be performed pursuant to any contract or obligation assigned to and assumed by the Operating Partnership or the Company (including the Assumed Agreements), (iv) the Assumed Liabilities, and (v) except for the Excluded Liabilities, any and all claims concerning the Contributed Assets, including the Properties and the Contributed Company Interests, and the Existing Loans (whether accrued or arising out of events before or occurring after the Closing).

Section 3.5 Matters Excluded from Indemnification. Notwithstanding anything in this Agreement to the contrary, the Operating Partnership and the Company shall have no obligation under this Agreement to indemnify or hold harmless the Indemnified Contributor Parties from (i) any Losses arising as a direct result of the willful misconduct, gross negligence, or breach of its representations, warranties or covenants under this Agreement by any of the Indemnified Contributor Parties, or (ii) any Losses arising as a result of the Excluded Liabilities.

ARTICLE 4.

COVENANTS

Section 4.1 Covenants of the Contributor.

(a) From the date hereof through the Closing, and except in connection with the Formation Transactions, the Contributor shall not, without the prior written consent of the Operating Partnership:

(i) Sell, transfer (or agree to sell or transfer) or otherwise dispose of, or cause the sale, transfer or disposition of (or agree to do any of the foregoing) all or any portion of the Contributed Company Interests;

(ii) Mortgage, pledge or encumber all or any portion of the Contributed Company Interests, except in connection with refinancing of any Existing Loans undertaken in the ordinary course of business consistent with past practice; or

(iii) Make any distribution to its members, except for cash distributions in the ordinary course of business consistent with past practices.

(b) From the date hereof through the Closing, and except in connection with the Formation Transactions and the sale of the Designated Properties, the Contributor shall, to the extent within its control, conduct it business and the business of the Contributed Companies in the ordinary course of business consistent with past practice, and shall, to the extent within its control and consistent with its obligations under the Contributed Companies’ operating agreements, not permit any Contributed Company, without the prior written consent of the Operating Partnership, to:

(i) Mortgage, pledge or encumber (other than by Permitted Encumbrances) any assets of such Contributed Company, except (A) liens for Taxes not delinquent, (B) purchase money security interests in the ordinary course of such Contributed Company’s business, (C) mechanics’ liens being disputed by such Contributed Company in good faith and by appropriate proceeding in the ordinary course of such Contributed Company’s business, and (D) liens incurred in connection with refinancing of any Existing Loans undertaken in the ordinary course of business consistent with past practice.

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(ii) Cause or take any action that would render any of the representations or warranties regarding the Properties as set forth in Exhibit C to be untrue in any material respect;

(iii) File an entity classification election pursuant to Treasury Regulations Section 301.7701-3(c) on Internal Revenue Service Form 8832 (Contributed Company Classification Election) to treat any Contributed Company or any subsidiary entity of a Contributed Company as an association taxable as a corporation for federal income tax purposes; or

(iv) Make any distribution to its partners or members, except for cash distributions in the ordinary course of business consistent with past practices.

Section 4.2 Tax Covenants.

(a) The Contributor and the Operating Partnership shall provide each other with such cooperation and information relating to any of the Contributed Assets or the Properties as the parties reasonably may request in (i) filing any Tax Return, amended Tax Return or claim for Tax refund, (ii) determining any liability for Taxes or a right to a Tax refund, (iii) conducting or defending any proceeding in respect of Taxes, or (iv) performing Tax diligence, including with respect to the impact of this transaction on the Company’s Tax status as a REIT. Such reasonable cooperation shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Operating Partnership shall promptly notify the Contributor upon receipt by the Operating Partnership or any of its affiliates of notice of (i) any pending or threatened Tax audits or assessments with respect to the income, properties or operations of any of the Contributed Companies or with respect to any Property and (ii) any pending or threatened federal, state, local or foreign Tax audits or assessments of the Operating Partnership or any of its affiliates, in each case which may affect the liabilities for Taxes of the Contributor (or its owners) with respect to any tax period ending before or as a result of the Closing. The Contributor shall promptly notify the Operating Partnership in writing upon receipt by the Contributor or any of its affiliates of notice of any pending or threatened federal, state, local or non-U.S. Tax audits or assessments relating to the income, properties or operations of any of the Contributed Companies or with respect to any Property that may impact or otherwise effect the liability for Taxes of the Operating Partnership other than as a result of the Closing. Each of the Operating Partnership and the Contributor may participate at its own expense in the prosecution of any claim or audit with respect to Taxes attributable to any taxable period ending on or before the Closing Date, provided, that the Contributor shall have the right to control the conduct of any such audit or proceeding or portion thereof for which the Contributor (or its owners) has acknowledged liability (except as a partner of the Operating Partnership) for the payment of any additional Tax liability, and the Operating Partnership shall have the right to control any other audits and proceedings. Notwithstanding the foregoing, neither the Operating Partnership nor the Contributor may settle or otherwise resolve any such claim, suit or proceeding which could have an adverse Tax effect on the other party or its affiliates (other than on the Contributor or any of its affiliates as a partner of the Operating Partnership) without the consent of the other party, such consent not to be unreasonably withheld. The Contributor and the Operating Partnership shall retain all Tax Returns, schedules and work papers with respect to the Contributed Companies and the Properties, and all material records and other documents relating thereto, until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such Tax Returns and other documents relate and until the final determination of any Tax in respect of such years.

(b) The Operating Partnership shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Contributed Companies or their subsidiaries which are due after the Closing Date. To the extent such returns relate to a period prior to or ending on the Closing Date, such Tax Returns (including, for the avoidance of doubt, any amended tax returns) shall be prepared in a manner consistent with past practice, except as otherwise required by applicable law. To the extent any such Tax Returns relate to income taxes attributable to a period prior to or ending on the Closing Date, no later than thirty (30) days prior to the due date (including extensions) for filing such returns, the Operating Partnership shall deliver such income Tax Returns to the Contributor for its review and approval, which approval shall not be unreasonably conditioned or withheld. The Operating Partnership shall consider in good faith any comments from the Contributor.

(c) The provisions of this Section 4.2 shall survive Closing.

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ARTICLE 5.

AS-IS CONTRIBUTION AND POWER OF ATTORNEY

Section 5.1 As-Is Contribution. EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE CONTRIBUTOR ON EXHIBIT C AND IN THE DOCUMENTS EVIDENCING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (THE “SURVIVING REPRESENTATIONS”), IT IS UNDERSTOOD AND AGREED THAT NEITHER THE CONTRIBUTOR NOR ANY OF ITS AFFILIATES, NOR ANY OF THEIR RESPECTIVE AGENTS, EMPLOYEES OR CONTRACTORS HAS MADE, AND IS NOT NOW MAKING, AND THE OPERATING PARTNERSHIP HAS NOT RELIED UPON AND WILL NOT RELY UPON (DIRECTLY OR INDIRECTLY), ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, ORAL OR WRITTEN WITH RESPECT TO THE COMPANY INTERESTS, THE PROPERTIES OR THE CONTRIBUTED ASSETS, INCLUDING WARRANTIES OR REPRESENTATIONS AS TO (I) MATTERS OF TITLE, (II) ENVIRONMENTAL MATTERS RELATING TO ANY OF THE PROPERTIES OR ANY PORTION THEREOF, (III) GEOLOGICAL CONDITIONS, (IV) FLOODING OR DRAINAGE, (V) SOIL CONDITIONS, (VI) THE AVAILABILITY OF ANY UTILITIES TO ANY OF THE PROPERTIES, (VII) USAGES OF ANY ADJOINING PROPERTY, (VIII) ACCESS TO ANY OF THE PROPERTIES OR ANY PORTION THEREOF, (IX) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTIONS, SUITABILITY, SEISMIC OR OTHER STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE IMPROVEMENTS OR ANY OTHER PORTION OF ANY OF THE PROPERTIES, (X) THE PRESENCE OF HAZARDOUS SUBSTANCES IN OR ON, UNDER OR IN THE VICINITY OF ANY OF THE PROPERTIES, (XI) THE CONDITION OR USE OF ANY OF THE PROPERTIES OR COMPLIANCE OF ANY OF THE PROPERTIES WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS, (XII) THE EXISTENCE OR NONEXISTENCE OF UNDERGROUND STORAGE TANKS, (XIII) THE POTENTIAL FOR FURTHER DEVELOPMENT OF ANY OF THE PROPERTIES, (XIV) ZONING, OR THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING ANY OF THE PROPERTIES, (XV) THE MERCHANTABILITY OF ANY OF THE PROPERTIES OR FITNESS OF ANY OF THE PROPERTIES FOR ANY PARTICULAR PURPOSE, (XVI) TAX CONSEQUENCES (INCLUDING THE AMOUNT, USE OR PROVISIONS RELATING TO ANY TAX CREDITS) OR (XVII) MARKETPLACE CONDITIONS. THE OPERATING PARTNERSHIP FURTHER ACKNOWLEDGES THAT, EXCEPT FOR THE SURVIVING REPRESENTATIONS, ANY INFORMATION OF ANY TYPE WHICH THE OPERATING PARTNERSHIP HAS RECEIVED OR MAY RECEIVE FROM THE CONTRIBUTOR OR ANY OF ITS AFFILIATES, OR ANY OF THEIR RESPECTIVE AGENTS, EMPLOYEES OR CONTRACTORS, INCLUDING ANY ENVIRONMENTAL REPORTS AND SURVEYS, IS FURNISHED ON THE EXPRESS CONDITION THAT THE OPERATING PARTNERSHIP SHALL NOT RELY THEREON, ALL SUCH INFORMATION BEING FURNISHED WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER. THE OPERATING PARTNERSHIP REPRESENTS AND WARRANTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED ACQUIROR OF REAL ESTATE AND THAT IT HAS RELIED AND SHALL RELY SOLELY ON (I) THE OPERATING PARTNERSHIP’S OWN EXPERTISE AND THAT OF ITS CONSULTANTS IN ACQUIRING THE COMPANY INTERESTS, PROPERTIES AND CONTRIBUTED ASSETS (AS APPLICABLE), (II) THE OPERATING PARTNERSHIP’S OWN KNOWLEDGE OF THE PROPERTIES BASED ON THE OPERATING PARTNERSHIP’S INVESTIGATIONS AND INSPECTIONS OF THE PROPERTIES AND (III) THE SURVIVING REPRESENTATIONS. EXCEPT FOR THE SURVIVING REPRESENTATIONS, THE OPERATING PARTNERSHIP ACKNOWLEDGES THAT: (X) UPON CLOSING, THE OPERATING PARTNERSHIP SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY THE OPERATING PARTNERSHIP’S INSPECTIONS AND INVESTIGATIONS, (Y) THE OPERATING PARTNERSHIP ACKNOWLEDGES AND AGREES THAT UPON CLOSING, THE CONTRIBUTOR SHALL CONVEY TO THE OPERATING PARTNERSHIP AND THE OPERATING PARTNERSHIP SHALL ACCEPT THE COMPANY INTERESTS, PROPERTIES AND CONTRIBUTED ASSETS (AS APPLICABLE) “AS IS, WHERE IS,” WITH ALL FAULTS AND DEFECTS (LATENT AND APPARENT), AND (Z) THE OPERATING PARTNERSHIP FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE COMPANY INTERESTS, PROPERTIES AND CONTRIBUTED ASSETS (AS APPLICABLE) MADE BY THE CONTRIBUTOR, OR ANY AFFILIATE, AGENT, EMPLOYEE OR CONTRACTOR OF THE CONTRIBUTOR.

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THE OPERATING PARTNERSHIP ACKNOWLEDGES AND AGREES THAT THE CONTRIBUTOR WOULD NOT HAVE AGREED TO CONTRIBUTE THE COMPANY INTERESTS, PROPERTIES AND CONTRIBUTED ASSETS (AS APPLICABLE) TO THE OPERATING PARTNERSHIP WITHOUT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH HEREIN. THE OPERATING PARTNERSHIP ACKNOWLEDGES THAT THE OP UNITS REFLECTS THE NATURE OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, AS LIMITED BY THE WAIVERS AND DISCLAIMERS CONTAINED IN THIS AGREEMENT. THE OPERATING PARTNERSHIP HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT WITH THE OPERATING PARTNERSHIP’S COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF.

THE TERMS AND CONDITIONS OF THIS ARTICLE 6 SHALL EXPRESSLY SURVIVE THE CLOSING.

IN RECOGNITION OF THE OPPORTUNITY AFFORDED TO THE OPERATING PARTNERSHIP TO INVESTIGATE ANY AND ALL ASPECTS OF THE COMPANY INTERESTS, PROPERTIES AND CONTRIBUTED ASSETS AS THE OPERATING PARTNERSHIP DETERMINES TO BE APPROPRIATE, THE OPERATING PARTNERSHIP AGREES AT THE CLOSING TO RELEASE AND WAIVE ALL CLAIMS AGAINST THE CONTRIBUTOR ASSOCIATED WITH THE PROPERTIES, AS FOLLOWS:

(a) EXCEPT WITH RESPECT TO ANY BREACH OF ANY SURVIVING REPRESENTATIONS, AND THE WARRANTIES, INDEMNITIES, COVENANTS OR AGREEMENTS SET FORTH IN THIS AGREEMENT, THE OPERATING PARTNERSHIP AND ITS SUCCESSORS AND ASSIGNS EACH HEREBY FOREVER RELEASE, DISCHARGE AND ACQUIT THE CONTRIBUTOR OF AND FROM ANY AND ALL CLAIMS, DEMANDS, OBLIGATIONS, LIABILITIES, INDEBTEDNESS, BREACHES OF CONTRACT, BREACHES OF DUTY OR ANY RELATIONSHIP, ACTS, OMISSIONS, MISFEASANCE, MALFEASANCE, CAUSE OF CAUSES OF ACTION, DEBTS, SUMS OF MONEY, ACCOUNTS, COMPENSATIONS, CONTRACTS, CONTROVERSIES, PROMISES, DAMAGES, COSTS, LOSSES AND EXPENSES, OF EVERY TYPE, KIND, NATURE, DESCRIPTION OR CHARACTER, RELATING TO OR ARISING FROM THE COMPANY INTERESTS, PROPERTIES AND CONTRIBUTED ASSETS, INCLUDING, WITHOUT LIMITATION, ANY MATTERS WHICH ARISE OUT OR RELATE TO THE PRESENCE AT, UNDER, ON OR NEAR THE PROPERTIES OF ANY HAZARDOUS MATERIALS OR ANY HAZARDOUS, TOXIC OR RADIOACTIVE WASTES, SUBSTANCES, OR MATERIALS, AND IRRESPECTIVE OF HOW, WHY OR BY REASON OF WHAT FACTS, WHETHER HERETOFORE, NOW EXISTING OR HEREAFTER ARISING, OR WHICH COULD, MIGHT OR MAY BE CLAIMED TO EXIST, OF WHATEVER KIND OR NAME, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, LIQUIDATED OR UNLIQUIDATED, INCLUDING, WITHOUT LIMITATION, ANY RIGHTS OF THE OPERATING PARTNERSHIP OR ITS SUCCESSORS OR ASSIGNS UNDER ANY ENVIRONMENTAL LAWS.

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(b) THE OPERATING PARTNERSHIP HEREBY AGREES, REPRESENTS AND WARRANTS THAT IT REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW UNKNOWN TO IT MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSE OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES, WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND IT FURTHER AGREES, REPRESENTS AND WARRANTS THAT THIS AGREEMENT HAS BEEN NEGOTIATED AND AGREED UPON IN LIGHT OF THAT REALIZATION AND THAT IT NEVERTHELESS HEREBY INTENDS TO RELEASE DISCHARGE AND ACQUIT THE CONTRIBUTORS FROM ANY SUCH UNKNOWN CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH ARE IN ANY WAY RELATED TO THE PROPERTIES EXCEPT AS EXPRESSLY PROVIDED TO THE CONTRARY IN THIS AGREEMENT.

Section 5.2 Grant of Power of Attorney.

(a) The Contributor hereby irrevocably appoints the Operating Partnership (or its designee) and any successor thereof from time to time (such Operating Partnership or designee or any such successor of any of them acting in his, her or its capacity as attorney-in-fact pursuant hereto, the “Attorney-In-Fact”) as the true and lawful attorney-in-fact and agent of each of the Contributor and the Contributed Companies, to act in the name, place and stead of each of the Contributor and the Contributed Companies to provide information to the Securities and Exchange Commission and others about the transactions contemplated hereby (the “Power of Attorney”), provided, that the Attorney-in-Fact may not take any such action on behalf of the Contributor unless such action is in accordance with the terms of this Agreement, including, without limitation, Section 4.1, and the Attorney-in-Fact has given the Contributor reasonable prior written notice for each action to be so taken by the Attorney-in-Fact. The Power of Attorney and all authority granted hereby shall be coupled with an interest and therefore shall be irrevocable and shall not be terminated by any act of the Contributor, and if any other such act or events shall occur before the completion of the transactions contemplated by this Agreement, the Attorney-in-Fact shall nevertheless be authorized and directed to complete all such transactions as if such other act or events had not occurred and regardless of notice thereof. The Contributor hereby agrees that, at the request of Operating Partnership, it will promptly execute and deliver to the Operating Partnership a separate power of attorney on the same terms set forth in this Article 5, such execution to be witnessed and notarized, and in recordable form (if necessary). The Contributor hereby authorizes the reliance of third parties on the Power of Attorney.

(b) The Contributor acknowledges that the Operating Partnership has, and any designee or successor thereof acting as Attorney-in-Fact may have, an economic interest in the transactions contemplated by this Agreement. The Operating Partnership hereby acknowledges that any information provided as Attorney-in-Fact pursuant to this Section 5.2 shall be subject to the provisions of Section 3.4.

Section 5.3 Ratification; Third Party Reliance. The Contributor hereby ratifies and confirms that the Attorney-in-Fact shall lawfully do or cause to be done by virtue of the exercise of the powers granted unto it by the Contributor under this Article 5, and the Contributor authorizes the reliance of third parties on this Power of Attorney and waives its rights, if any, as against any such third party for its reliance hereon.

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ARTICLE 6.

MISCELLANEOUS

Section 6.1 Further Assurances. The Contributor and the Operating Partnership shall take such other actions and execute such additional documents following the Closing as the other may reasonably request in order to effect the transactions contemplated hereby.

Section 6.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 6.3 Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware, without regard to the choice of laws provisions thereof.

Section 6.4 Amendment; Waiver. Any amendment hereto shall be in writing and signed by all parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

Section 6.5 Entire Agreement. This Agreement, the exhibits and schedules hereto and the agreements referred to in Section 2.3 hereof constitute the entire agreement and supersede conflicting provisions set forth in all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, as the case may be. Exhibit C is incorporated in this Agreement by reference in its entirety, such that reference to this “Agreement” shall automatically include Exhibit C, and is subject to all of the provisions of this Article 6.

Section 6.6 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect, except that the Operating Partnership, may assign its rights and obligations hereunder to an affiliate.

Section 6.7 Titles. The titles and captions of the Articles, Sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

Section 6.8 Third Party Beneficiary. Except as may be expressly provided or incorporated by reference herein, including, without limitation, the indemnification provisions hereof, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, stockholder, partner, member, director, officer or employee of any party hereto or any other person or entity.

Section 6.9 Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Operating Partnership to effect such replacement.

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Section 6.10 Reliance. Each party to this Agreement acknowledges and agrees that it is not relying on tax advice or other advice from the other party to this Agreement, and that it has or will consult with its own advisors.

Section 6.11 Survival. It is the express intention and agreement of the parties hereto that the representations, warranties and covenants of the Contributor, the Operating Partnership and the Company set forth in this Agreement shall survive the consummation of the transactions contemplated hereby, subject, however, to the limitations set forth in Section 3.5 of Exhibit C. The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

Section 6.12 Notice. Any notice to be given hereunder by any party to the other shall be given in writing by either (i) personal delivery, (ii) registered or certified mail, postage prepaid, return receipt requested, or (iii) facsimile transmission (provided such facsimile is followed by an original of such notice by mail or personal delivery as provided herein), and any such notice shall be deemed communicated as of the date of delivery (including delivery by overnight courier, certified mail or facsimile). Mailed notices shall be addressed as set forth below, but any party may change the address set forth below by written notice to other parties in accordance with this paragraph.

To the Company and/or the Operating Partnership:

David M. Gross, Esq.

5683 North Lincoln Ave.

Chicago IL 60659

(574) 807-0800

With a copy to (which shall not constitute notice):

Moishe Gubin

5683 North Lincoln Ave.

Chicago IL 60659

(574) 807-0800

To the Contributor:

David M. Gross, Esq.

5683 North Lincoln Ave.

Chicago IL 60659

(574) 807-0800

With a copy to (which shall not constitute notice):

Moishe Gubin

5683 North Lincoln Ave.

Chicago IL 60659

(574) 807-0800

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Section 6.13 Equitable Remedies; Limitation on Damages. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the specific terms hereof or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in Delaware (as to which the parties agree to submit to jurisdiction for the purpose of such action), this being in addition to any other remedy to which the parties are entitled under this Agreement. It is further agreed that the Contributor shall not have any liability under or in connection with this Agreement if the Closing fails to occur, except that if the Closing fails to occur due to the Contributor’s material breach of this Agreement, then the Operating Partnership’s and the Company’s sole and exclusive remedy for any such default shall be to either (a) terminate this Agreement and obtain reimbursement from the Contributor of the Operating Partnership’s and the Company’s actual out-of-pocket expenses paid in connection with this Agreement and the transactions contemplated hereby, it being understood that in no event shall the Operating Partnership or the Company have a right to damages (except pursuant to clause (a) above) in such event, and that in such event no party shall have any further obligation or liability to the other hereunder, or (b) specifically enforce this Agreement (it being understood that if the Operating Partnership and the Company proceed with the Closing then the Contributor shall not have any liability to the Operating Partnership or the Company in respect of (and neither the Operating Partnership nor the Company shall make any claim, including a claim for indemnification under Section 3.2 of Exhibit C, based upon) any breach, default or other matter which was known to the Operating Partnership or the Company as of Closing).

Section 6.14 Dispute Resolution. The parties hereby agree that, in order to obtain prompt and expeditious resolution of any disputes under this Agreement, each claim, dispute or controversy of whatever nature, arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement (or any other agreement contemplated by or related to this Agreement or any other agreement between the parties), including without limitation any claim based on contract, tort or statute, or the arbitrability of any claim hereunder (an “Arbitrable Claim”), shall, subject to Section 8.13 above, be settled by final and binding arbitration conducted in Chicago, Illinois. The arbitrability of any Arbitrable Claims under this Agreement shall be resolved in accordance with a two-step dispute resolution process administered by Judicial Arbitration & Mediation Services, Inc. (“JAMS”) involving, first, mediation before a retired judge from the JAMS panel, followed, if necessary, by final and binding arbitration before the same, or if requested by either party, another JAMS panelist. Such dispute resolution process shall be confidential and shall be conducted in accordance with applicable Delaware law.

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(i) Mediation. In the event any Arbitrable Claim is not resolved by an informal negotiation between the parties within fifteen (15) days after either party receives written notice that a Arbitrable Claim exists, the matter shall be referred to the Chicago, Illinois office of JAMS, or any other office agreed to by the parties, for an informal, non-binding mediation consisting of one or more conferences between the parties in which a retired judge will seek to guide the parties to a resolution of the Arbitrable Claims. The parties shall select a mutually acceptable neutral arbitrator from among the JAMS panel of mediators. In the event the parties cannot agree on a mediator, the Administrator of JAMS will appoint a mediator. The mediation process shall continue until the earliest to occur of the following: (i) the Arbitrable Claims are resolved, (ii) the mediator makes a finding that there is no possibility of resolution through mediation, or (iii) thirty (30) days have elapsed since the Arbitrable Claim was first scheduled for mediation.

(ii) Arbitration. Should any Arbitrable Claims remain after the completion of the mediation process described above, the parties agree to submit all remaining Arbitrable Claims to final and binding arbitration administered by JAMS in accordance with the then existing JAMS Arbitration Rules. Neither party nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the applicable Delaware law shall govern the interpretation, enforcement and all proceedings pursuant to this subparagraph. The arbitrator is without jurisdiction to apply any substantive law other than the laws selected or otherwise expressly provided in this Agreement. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Judgment upon the award may be entered in any court having jurisdiction thereof.

(iii) Survivability. This dispute resolution process shall survive the termination of this Agreement. The parties expressly acknowledge that by signing this Agreement, they are giving up their respective right to a jury trial.

Section 6.15 Time of Essence. Time is of the essence of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Contribution Agreement as of the date first written above.

OPERATING PARTNERSHIP:

STRAWBERRY FIELDS REALTY LP, a Delaware limited partnership

By:	Strawberry Fields REIT, Inc., its general partner

By:	/s/ Moishe Gubin

Name:	Moishe Gubin

Title:	Chief Executive Officer

COMPANY:

STRAWBERRY FIELDS REIT, INC., a Maryland corporation

By:	/s/ Moishe Gubin

Name:	Moishe Gubin

Title:	Chief Executive Officer

CONTRIBUTOR:

STRAWBERRY FIELDS REIT, LLC, an Illinois limited liability company

By:	/s/ Moishe Gubin

Name:	Moishe Gubin

Title:	Manager

[Signature Page to Contribution Agreement]

EXHIBIT A-1

CONTRIBUTED COMPANIES AND COMPANY INTERESTS

Set forth below is a list of the Contributed Companies that are subject to this Agreement.

326 Lindley Lane, LLC

552 Golf Links Road, LLC

2821 West Dixon Road, LLC

Arkansas Loan Acquisition, LLC

Strawberry Fields Management Services, LLC

Master Tenant LLC

Master Tenant II, LLC

Master Tenant III LLC

LM Master Tenant, LLC

Strawberry Fields REIT, Ltd.

Note: Each company is an Indiana limited liability company other than Strawberry Fields REIT, Ltd., which is a British Virgin Islands company.

The Company Interests constitute all of the membership interests and shares of each of the Contributed Companies.

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EXHIBIT A-2

CONTRIBUTOR’S PROPERTIES

Set forth below is a list of the Properties that are subject to this Agreement.

OWNER OF DEED	ADDRESS	CITY	STATE	ZIP
1015 Magazine Street, LLC	1015 Magazine Street	Louisville	KY	40203
1020 West Vine St, LLC	1020 West Vine St	Princeton	IN	47670
1033 North Highway 11, LLC	1033 North Highway 11	Manchester	KY	40962
107 South Lincoln Street LLC	107 South Lincoln Street	Smithton	IL	62285
115 Woodlawn Drive, LLC	115 Woodlawn Drive	Johnson City	TN	37604
1155 Eastern Parkway, LLC	1155 Eastern Parkway	Louisville	KY	40217
120 Life Care Way, LLC	120 Life Care Way	Bardstown	KY	40004
12803 Lenover Street Realty, LLC	12803 Lenover Street	Dillsboro	IN	47018
1316 North Tibbs Avenue Realty LLC	1316 North Tibbs Avenue	Indianapolis	IN	46222
1350 North Todd St, LLC	1350 North Todd St,	Scottsburg	IN	47170
140 Technology Lane, LLC	140 Technology Lane	Johnson City	TN	37604
146 Buck Creek Road, LLC	146 Buck Creek Road	Roan Mountain	TN	37687
1513 South Dixieland Road, LLC	1513 South Dixieland Road	Rogers	AR	72758
1516 Cumberland Street, LLC	1516 Cumberland Street	Little Rock	AR	72202
1585 Perry Worth Rd, LLC	1585 Perry Worth Rd	Lebanon	IN	46052
1600 East Liberty Street Realty, LLC	1600 East Liberty Street	Covington	IN	47932
1601 Hospital Dr Realty, LLC	1601 Hospital Dr	Greencastle	IN	46135
1621 Coit Road Realty, LLC	1621 Coit Road	Plano	TX	75075
1621 Coit Road Realty, LLC	1621 Coit Road	Plano	TX	75075
1623 West Delmar Ave, LLC	1623 West Delmar Ave,	Godfrey	IL	62035
1712 Leland Drive Realty, LLC	1712 Leland Drive	Huntingburg	IN	47542
202 Enon Springs East, LLC	202 Enon Springs East	Smyrna	TN	37167
203 Bruce Court, LLC	203 Bruce Court	Danville	KY	40422
203 Bruce Court, LLC	203 Bruce Court	Danville	KY	40422
203 Bruce Court, LLC	203 Bruce Court	Danville	KY	40422
2055 Heritage Dr Realty, LLC	2055 Heritage Dr	Martinsville	IN	46151
2301 North Oregon Realty, LLC	2301 North Oregon	El Paso	TX	79902
2301 North Oregon Realty, LLC	2301 North Oregon	El Paso	TX	79902
2400 Chateau Drive Realty LLC	2400 Chateau Dr	Muncie	IN	47303
2501 John Ashley Drive, LLC	2501 John Ashley Drive	Little Rock	AR	72114
2501 River Road, LLC	2501 River Road	Ashland City	TN	37015
253 Bradington Drive, LLC	253 Bradington Drive,	Columbia	IL	62236
2821 West Dixon Road, LLC	2821 West Dixon Road	Little Rock	AR	72206
308 West Maple Avenue, LLC	308 West Maple Avenue	Lancaster	KY	40444
3090 Five Points Hartford Realty, LLC	3090 Five Points Hartford	Fowler	OH	44418
3121 Glanzman Rd Realty, LLC	3121 Glanzman Rd	Toledo	OH	43614

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326 Lindley Lane, LLC	326 Lindley Lane	Newport	AR	72112
3523 Wickenhauser, LLC	3523 Wickenhauser,	Alton	IL	62002
3895 Keystone Ave Realty, LLC	3895 Keystone Ave	Indianapolis	IN	46227
393 Edwardsville Road LLC	393 Edwardsville Road	Wood River	IL	62095
405 Rio Vista Lane Realty, LLC	405 Rio Vista Lane	Rising Sun	IN	47040
414 Massey Avenue, LLC	414 Massey Avenue	Mountain View	AR	72560
4250 Sodom Hutchings Road Realty, LLC	4250 Sodom Hutchings Road	Cortland	OH	44410
4343 Kennedy Drive, LLC	4343 Kennedy Drive	East Moline	IL	61244
516 West Frech St, LLC	516 West Frech St,	Streator	IL	61364
5301 Wheeler Avenue, LLC	5301 Wheeler Avenue	Fort Smith	AR	72901
552 Golf Links Road, LLC	552 Golf Links Road	Hot Springs	AR	71901
5601 Plum Creek Drive Realty, LLC	5601 Plum Creek Drive	Amarillo	TX	79124
5601 Plum Creek Drive Realty, LLC	5601 Plum Creek Drive	Amarillo	TX	79124
5720 West Markham Street, LLC	5720 West Markham Street	Little Rock	AR	72205
620 West Strub Rd Realty, LLC	620 West Strub Rd	Sandusky	OH	44870
704 5th Avenue East, LLC	704 5th Avenue East	Springfield	TN	37172
706 Oak Grove Street, LLC	706 Oak Grove Street	Mountain View	AR	72560
727 North 17th St, LLC	727 North 17th St,	Belleville	IL	62226
8200 National Ave Realty, LLC	8200 National Ave	Midwest City	OK	73110
8200 National Ave Realty, LLC	8200 National Ave	Midwest City	OK	73110
826 North Street, LLC	826 North Street	Stamps	AR	71860
835 Union Street, LLC	835 Union Street	Shelbyville	TN	37601
8701 Riley Drive, LLC	8701 Riley Drive	Little Rock	AR	72205
900 Gagel Avenue, LLC	900 Gagel Avenue	Louisville	KY	40216
911 South 3rd St Realty LLC	911 South 3rd St	Niles	MI	49120
9209 Dollarway Road, LLC	9209 Dollarway Road	White Hall	AR	71602
9300 Ballard Rd Realty, LLC	9300 Ballard Rd	Des Plaines	IL	60016
945 West Russell Street, LLC	945 West Russell Street	Elkhorn City	KY	41522
950 Cross Ave Realty, LLC	950 Cross Ave	Madison	IN	47250
958 East Highway 46 Realty, LLC	958 East Highway 46	Batesville	IN	47006
Ambassador Nursing Realty, LLC	4900 N. Bernard St.	Chicago	IL	60625
Belhaven Realty, LLC	1114 S. Oakley Ave	Chicago	IL	60643
Continental Realty, LLC	5335 N. Western Ave	Chicago	IL	60625
Forest View Nursing Realty, LLC	535 S. Elm St	Itasca	IL	60143
Lincoln Park Holdings, LLC	735 W. Diversey Pkwy	Chicago	IL	60614
Midway Neurological and Rehab Realty, LLC	8450 S. Harlem Ave	Bridgeview	IL	60455
Momence Meadows Realty, LLC	500 S. Walnut Ave	Momence	IL	60954
Niles Nursing Realty, LLC	9777 Greenview Ave	Niles	IL	60714
Oak Lawn Nursing Realty, LLC	9525 S. Mayfield Ave	Oak Lawn	IL	60453
Parkshore Estates Nursing Realty, LLC	6125 S Kenwood Ave	Chicago	IL	60637
West Suburban Nursing Realty, LLC	311 Edgewater Dr	Bloomingdale	IL	60108
Westshire Nursing Realty, LLC	5825 West Cermak Rd	Cicero	IL	60804

OWNER OF LEASE	ADDRESS	CITY	STATE	ZIP
Big H2O, LLC	1000 N. 16th St	New Castle	IN	47362

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EXHIBIT B

FORM OF CONTRIBUTION AND ASSUMPTION AGREEMENT

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the “Contributor”) hereby assigns, transfers, sells and conveys to Strawberry Fields Realty LP, a Delaware limited partnership (the “Operating Partnership”), its entire legal and beneficial right, title and interest in, to and under the following (excluding, however, any Excluded Assets):

●	each Contributed Company set forth on Schedule A attached hereto, including, without limitation, all right, title and interest, if any, of the undersigned in and to the assets of each Contributed Company and the right to receive distributions of money, profits and other assets from each Contributed Company, presently existing or hereafter at any time arising or accruing, and

●	all of the other Contributed Assets and the Assumed Agreements, together with all amendments, waivers, supplements and other modifications of and to such agreements, contracts, licenses and other instruments through the date hereof, in each case to the fullest extent assignment thereof is permitted by applicable law,

TO HAVE AND TO HOLD the same unto the Operating Partnership, its successors and assigns, forever.

Upon the execution and delivery hereof, the Operating Partnership assumes from the Contributor all obligations in respect of the Contributed Company Interests set forth on Schedule A attached hereto, and absolutely and unconditionally accepts the foregoing assignment from the Contributor of each Contributed Asset and Assumed Agreement, and assumes all Assumed Liabilities (but not the Excluded Liabilities) from the Contributor, and agrees to be bound by the terms, conditions and covenants thereof, and to perform all duties and obligations of the Contributor thereunder from and after the date hereof. The Operating Partnership assumes no Excluded Liabilities, and the parties thereto agree that all Excluded Liabilities shall remain the sole responsibility of the Contributor.

The Contributor, for itself, its successors and assigns, hereby covenants and agrees that, at any time and from time to time after the date hereof upon the written request of the Operating Partnership, the Contributor will, without further consideration, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances and assurances as may reasonably be required by the Operating Partnership in order to assign, transfer, set over, convey, assure and confirm unto and vest in the Operating Partnership, its successors and assigns, title to the Assumed Agreements granted, sold, transferred, conveyed and delivered by this Agreement.

Capitalized terms used herein, but not defined have the meanings ascribed to them in the Contribution Agreement, dated as of June 8, 2021, between the Operating Partnership, the Contributor and the other parties thereto.

[Remainder of page left intentionally blank.]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered the Agreement as of the date first above written.

CONTRIBUTOR:

STRAWBERRY FIELDS REIT, LLC

By:

Name:	Moishe Gubin

Title:	Manager

OPERATING PARTNERSHIP:

STRAWBERRY FIELDS REALTY LP, a Delaware limited partnership

By:	Strawberry Fields REIT, Inc., its general partner

By:

Name:	Moishe Gubin

Title:	Chief Executive Officer

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EXHIBIT C

REPRESENTATIONS, WARRANTIES AND INDEMNITIES OF CONTRIBUTOR

ARTICLE 1. ADDITIONAL DEFINED TERMS

For purposes of this Exhibit C, the following terms have the meanings set forth below. Terms which are not defined below shall have the meaning set forth for those terms as defined in the Agreement to which this Exhibit C is attached:

Actions: Means all actions, litigations, complaints, charges, accusations, investigations, petitions, suits, arbitrations, mediations or other proceedings, whether civil or criminal, at law or in equity, or before any arbitrator or Governmental Entity.

Agreement: Means the Contribution Agreement to which this Exhibit C is attached.

Disclosure Schedule: Means that disclosure schedule attached as Appendix A to the Agreement.

Contributed Company: Means each limited liability company or other legal entity that is directly or indirectly owned by the Contributor.

Designated Properties: Means those Properties subject to that certain Purchase Agreement date July 1, 2019 between 315 South Brady Mill Road, LLC, 120 North Tower Road, LLC, 430 South Front Street, LLC, 1900 North Park Ave, LLC, 1301 East Deyoung Street, LLC, as Sellers and IL HC Realty, LLC, as Purchaser.

Excluded Liabilities: Means any and all liabilities of the Contributor under this Agreement.

Financial Statements means the financial statements of the Contributor for the year ended December 31, 2019, 2018 and 2017, and the nine months ended September 30, 2020 and 2019.

Governmental Entity: Means any governmental agency or quasi-governmental agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

Indemnifying Party: Means any party required to indemnify any other party under Section 3.2 of this Exhibit C.

Knowledge: Means, with respect to the Contributor, the actual knowledge of Moishe Gubin.

Liens: Means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), other charge or security interest or any preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, and any obligations under capital leases having substantially the same economic effect as any of the foregoing).

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Permitted Encumbrances: Means Liens securing the Assumed Liabilities, Liens securing Taxes payable by the Contributor, zoning laws and ordinances applicable to the Properties and Liens under any Existing Loan Documents.

Person: Means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Entity.

REIT Shares: Shall have the meaning set forth in the OP Agreement.

Tax or Taxes: Means any federal, state, provincial, local or foreign income, gross receipts, license, payroll, employment-related, excise, goods and services, harmonized sales, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

Tax Return: Means any return, declaration, report, claim for refund, or information return or statement related to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR

Except as set forth in the Disclosure Schedule, the Contributor represents and warrants to the Operating Partnership and the Company as set forth below in this Article 2, which representations and warranties, are true and correct as of the date hereof and will (except to the extent expressly relating to a specified date) be true and correct as of the date of Closing:

Section 2.1 Organization; Authority; Qualification. The Contributor has been duly formed, and is validly existing and in good standing under the laws of the jurisdiction of its formation. The Contributor has all requisite power and authority to enter into this Agreement, each agreement contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby, and to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary, except where failure to be so qualified would not have a Material Adverse Effect. Each Contributed Company owned by the Contributor is duly formed, validly existing and in good standing (to the extent applicable) under the laws of its jurisdiction of formation and each such Contributed Company has the requisite power and authority to carry on its business as it is presently conducted and, to the extent required under applicable law, is qualified to do business in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its property make such qualification necessary, except where failure to be so qualified would not have a Material Adverse Effect.

Section 2.2 Due Authorization. The execution, delivery and performance of the Agreement by the Contributor has been duly and validly authorized by all necessary action of the Contributor and its members. The Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Contributor pursuant to the Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Contributor, each enforceable against the Contributor in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

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Section 2.3 Consents and Approvals. Except as shall have been satisfied prior to the Closing Date and as set forth in Schedule 2.3 to the Disclosure Schedule, as of the date hereof, no consent, waiver, approval or authorization of any third party or Governmental Entity is required to be obtained by the Contributor or any Contributed Company owned by the Contributor in connection with the execution, delivery and performance of the Agreement and the transactions contemplated hereby, except for those consents, waivers, approvals or authorizations, the failure of which to obtain would not have a Material Adverse Effect.

Section 2.4 Ownership of the Contributed Company Interests; Contributed Assets.

(a) Except for the Permitted Encumbrances, the Contributor is the sole owner of the Contributed Company Interests, beneficially and of record, free and clear of any Liens of any nature and has full power and authority to convey the Contributed Company Interests, free and clear of any Liens, and, upon delivery of consideration for such Contributed Company Interests as herein provided, the Operating Partnership will acquire good title thereto, free and clear of any Liens other than any Liens arising through the Operating Partnership. There are no rights to purchase, subscriptions, warrants, options, conversion rights or preemptive rights relating to the Contributed Company Interests to be contributed by the Contributor or any equity interest in any Contributed Company that will be in effect as of the Closing.

(b) The Contributor or the relevant Contributed Company, as applicable, is the sole owner of the Contributed Assets, if any, and has full power and authority to convey the Contributed Assets, if any. The applicable Contributed Company Interests, Properties, Contributed Assets and Assumed Agreements constitute all assets, rights, interests, and property interests owned by the Contributor related to the Properties. Except with respect to the pending sale of the Designated Properties, no person or entity holds any rights granted by the Contributor or any affiliate thereof to purchase or otherwise acquire all or any portion of the Properties (or interest therein) that will be in effect as of the Closing, including pursuant to any purchase agreement, option, right of first offer, right of first refusal, gift or other agreement.

Section 2.5 No Violation. None of the execution, delivery or performance of the Agreement, any agreement contemplated thereby and the transactions contemplated hereby and thereby does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right adverse to the Operating Partnership of (A) the organizational documents, including the operating agreement, if any, of the Contributor or any Contributed Company, (B) subject to receipt of any required consents under the Existing Loan Documents, any agreement, document or instrument to which the Contributor is a party or by which the Contributor or any Contributed Company or the Contributed Assets to be contributed thereby, are bound, or (C) any term or provision of any judgment, order, writ, injunction, or decree, or require any approval, consent or waiver of, or make any filing with, any person or Governmental Entity or foreign, federal, state, local or other law binding on the Contributor or the Contributed Companies, or by which the Contributor, Contributed Company or any of their assets or properties (including the Contributed Assets) are bound or subject; provided in the case of (B) and (C) above, unless any such violation, conflict, breach, default or right would not have a Material Adverse Effect.

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Section 2.6 Non-Foreign Status. The Contributor is a United States person (as defined in Section 7701(a)(30) of the Code), and is, therefore, not subject to the provisions of the Code relating to the withholding of sales proceeds to foreign persons. The Contributor will provide an affidavit at the Closing to this effect as provided for in Section 2.3(e) of the Agreement.

Section 2.7 Investment Purposes. The Contributor acknowledges its understanding that the offering and issuance of OP Units to be acquired by it pursuant to the Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended and the rules and regulations in effect thereunder (the “Act”) and that the Operating Partnership’s reliance on such exemption is predicated in part on the accuracy and completeness of the representations and warranties of the Contributor contained herein. In furtherance thereof, the Contributor represents and warrants to the Company and the Operating Partnership as follows:

(a) Investment. The Contributor is acquiring OP Units solely for its own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution of any thereof, other than the distribution of the OP Units to its members. The Contributor agrees and acknowledges that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (hereinafter, “Transfer”) any of the OP Units, unless (i) the Transfer is pursuant to an effective registration statement under the Act and qualification or other compliance under applicable blue sky or state securities laws, (ii) counsel for the Contributor shall have furnished the Operating Partnership with an opinion, reasonably satisfactory in form and substance to the Operating Partnership, to the effect that no such registration is required because of the availability of an exemption from registration under the Act, (iii) the Transfer is otherwise permitted by the OP Agreement or (iv) the pledge or hypothecation is to secure a bona fide loan made by a third party and any hedging transactions entered into in connection therewith. The term “Transfer” shall not include any redemption or exchange of the OP Units for REIT Shares pursuant to the terms of the OP Agreement. Notwithstanding the foregoing, no Transfer shall be made unless it is permitted under the OP Agreement.

(b) Holding Period. The Contributor acknowledges that it has been advised that, (i) the OP Units issued pursuant to the Agreement, and any REIT Shares issued in exchange for, or in respect of a redemption of, any OP Units are “restricted securities” (unless registered in accordance with applicable U.S. securities laws) under applicable federal securities laws and may be disposed of only pursuant to an effective registration statement or an exemption therefrom and the Contributor understands that the Operating Partnership has no obligation or intention to register any OP Units, except to the extent set forth in the OP Agreement; accordingly, the Contributor may have to bear indefinitely, the economic risks of an investment in such OP Units, (ii) a restrictive legend in the form hereafter set forth shall be placed on the OP Unit Certificates (and any certificates representing REIT Shares for which OP Units may, in certain circumstances, be exchanged or redeemed), and (iii) a notation shall be made in the appropriate records of the Operating Partnership and the Company indicating that the OP Units (and any REIT Shares for which OP Units may, in certain circumstances, be exchanged or redeemed) are subject to restrictions on transfer.

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(c) Accredited Investor. The Contributor and each of its equity owners is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Act).

(d) Legend. Each OP Unit Certificate, if any, issued pursuant to the Agreement (and any certificates representing REIT Shares for which OP Units may, in certain circumstances, be exchanged or redeemed), unless registered in accordance with applicable U.S. securities laws, shall bear the following legend:

The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the “Act”), or the securities laws of any state and may not be sold, transferred or otherwise disposed of in the absence of such registration, unless, except in limited circumstances, the transferor delivers to the company an opinion of counsel satisfactory to the company, to the effect that the proposed sale, transfer or other disposition may be effected without registration under the Act and under applicable state securities or “Blue Sky” laws;

In addition to the foregoing legend, each certificate (if any) representing REIT Shares for which the OP Units may, in certain circumstances, be exchanged or redeemed shall also bear a legend which generally provides the following:

The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person may Beneficially or Constructively Own shares of the Corporation’s Common Stock in excess of 9.8% (in value or number of shares) of the outstanding shares of Common Stock of the Corporation unless such Person; (ii) no Person may Beneficially or Constructively Own shares of Capital Stock of the Corporation in excess of 9.8% of the value of the total outstanding shares of Capital Stock of the Corporation; (iii) no Person may Beneficially or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; (iv) no Person may Constructively Own Capital Stock if such Constructive Ownership would cause any income of the Corporation to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code if it otherwise would qualify as such, and (v) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership set forth in (i) through (iv) above are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may take other actions, including redeeming shares upon the terms and conditions specified by the Board of Directors in its sole and absolute discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its Principal Office.

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Section 2.8 No Brokers. Neither the Contributor nor any of its officers, directors or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of the Company, the Operating Partnership or any of their affiliates (including any of the Contributed Companies and/or Entities) to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by the Agreement.

Section 2.9 Solvency. Assuming the accuracy of the Company’s and the Operating Partnership’s representations and warranties, the Contributor will be solvent immediately following the transfer of its Properties, Contributed Company Interests (if applicable) and the Contributed Assets to the Operating Partnership.

Section 2.10 Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against or affecting Contributor in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (1) in any manner raises any question affecting the validity or enforceability of this Agreement, (2) could materially and adversely affect the business, financial position, or results of operations of Contributor, any Contributed Company or any Property, (3) could adversely affect the ability of Contributor to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (4) could create a lien on the Contributed Company Interests, any part thereof, or any interest therein, or (5) could adversely affect the Contributed Company Interests, any part thereof, or any interest therein.

Section 2.11 Financial Statements. The Contributor has delivered to the Operating Partnership audited financial statement for the years ended December 31, 2019 and 2020, and unaudited financial statements for the three months ended March 31, 2021 (the “Financial Statements. The Financial Statements (i) fairly present in all material respects the financial condition and the results of operations, changes in shareholders’ or members’ equity, and cash flows of the applicable entities as at the respective dates of, and for the periods referred to in, the Financial Statements, and (ii) were prepared in accordance with GAAP and reflect the consistent application of GAAP throughout the periods involved, subject, in the case of the unaudited Financial Statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material).

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ARTICLE 3. INDEMNIFICATION

Section 3.1 Survival of Representations and Warranties; Remedy For Breach.

(a) Subject to the limitation period set forth in Section 3.5 of this Exhibit C, all representations and warranties contained in this Exhibit C (as qualified by the Disclosure Schedule) or in any Schedule, Exhibit, certificate or affidavit delivered pursuant to the Agreement shall survive the Closing.

(b) Notwithstanding anything to the contrary in the Agreement or this Exhibit C, following the Closing and issuance of OP Units to the Contributor, the Contributor shall not be liable under this Exhibit C or the Agreement for monetary damages (or otherwise) for breach of any of its representations, warranties, covenants and obligations contained in this Exhibit C or the Agreement or in any Schedule, Exhibit, certificate or affidavit delivered by it pursuant thereto, other than pursuant to the succeeding provisions of this Article 3, which shall be the sole and exclusive remedy with respect thereto. In furtherance of the foregoing provision relating to exclusive remedy, each of the Operating Partnership and the Company hereby expressly waives any rights or claims it may have to pursue any remedy against the Contributor or any of its affiliates following the Closing and payment of cash and issuance of OP Units to the Contributor, whether under statute or common law, including, without limitation, any rights arising under any environmental law, other than as provided in this Article 3. In no event shall the constituent members, partners, employees, officers, directors, managers, advisers, agents or representatives of the Contributor, or of any Contributed Company other than the Contributor, be liable for monetary damages (or otherwise) for any breach of any of the representations, warranties, covenants and obligations contained in this Exhibit C or the Agreement or in any Schedule, Exhibit, certificate or affidavit delivered by the Contributor or Contributed Company pursuant thereto.

Section 3.2 General Indemnification.

(a) Subject to Section 3.4, from and after the Closing Date, the Contributor shall indemnify, hold harmless and defend the Operating Partnership and the Company (each of which is an “Indemnified Party”) from and against any and all Losses asserted against, imposed upon or incurred by the Indemnified Party, to the extent resulting from any breach of a representation, warranty or covenant of the Contributor contained in the Agreement (as qualified by all items set forth in the Disclosure Schedule and including, without limitation, this Exhibit C), or in any Schedule, Exhibit, certificate or affidavit delivered by the Contributor pursuant thereto. In each case, the Contributor shall only bear the fees, costs or expenses in connection with the employment of one counsel (regardless of the number of Indemnified Parties).

(b) With respect to any claim of an Indemnified Party pursuant to this Section 3.2, to the extent available, the Operating Partnership agrees to use diligent good faith efforts to pursue and collect any and all available proceeds and benefits of any right to defense under any insurance policy which covers the matter which is the subject of the indemnification prior to seeking indemnification from the Contributor until all proceeds and benefits, if any, to which the Operating Partnership or the Indemnified Party is entitled pursuant to such insurance policy have been exhausted.

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Section 3.3 Notice and Defense of Claims. As soon as reasonably practicable after receipt by the Indemnified Party of notice of any liability or claim incurred by or asserted against the Indemnified Party that is subject to indemnification under this Article 3, the Indemnified Party shall give notice thereof to the Contributor, including liabilities or claims to be applied against the indemnification deductible established pursuant to Section 3.4 hereof; provided that failure to give notice to the Contributor will not relieve the Contributor from any liability which it may have to any Indemnified Party, unless, and only to the extent that, such failure (a) shall have caused prejudice to the defense of such claim or (b) shall have materially increased the costs or potential liability of the Contributor by reason of the inability or failure of the Contributor (due to such lack of prompt notice) to be involved in any investigations or negotiations regarding any such claim. Such notice shall describe in reasonable detail the facts known to such Indemnified Party giving rise to such claim, and the amount or good faith estimate of the amount of Losses arising therefrom. Unless prohibited by law, such Indemnified Party shall deliver to the Contributor, promptly after such Indemnified Party’s receipt thereof, copies of all notices and documents received by such Indemnified Party relating to such claim. The Indemnified Party shall permit the Contributor, at its own option and expense, to assume the defense of any such claim by counsel selected by the Contributor and reasonably satisfactory to the Indemnified Party, and to settle or otherwise dispose of the same; provided, however, that the Indemnified Party may at all times participate in such defense at its sole expense; and provided further, however, that the Contributor shall not, in defense of any such claim, except with the prior written consent of the Indemnified Party in its sole and absolute discretion, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to all Indemnified Parties a release of all liabilities in respect of such claims, or that does not result only in the payment of money damages which are paid (or deemed paid) in full by the Contributor. If the Contributor has not undertaken such defense within 30 days after such notice, or within such shorter time as may be reasonable under the circumstances to the extent required by applicable law, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such liability or claim on behalf of and for the account of the Contributor and at the Contributor’s sole cost and expense (subject to the limitations in Section 3.4); provided, however, that the Contributor will be not obligated to indemnify the Indemnified Parties for any compromise or settlement entered into without the Contributor’s prior written consent, which consent shall not be unreasonably withheld or delayed.

Section 3.4 Limitations on Indemnification Under Section 3.2(a).

(a) The Contributor shall not be liable under Section 3.2(a) hereof unless and until the total amount recoverable by the Indemnified Parties from the Contributor under Section 3.2(a) exceeds one percent (1%) of the value of the aggregate OP Units (based on an assumed value of $10.00 per OP Unit), and then only to the extent of such excess.

(b) Notwithstanding anything contained herein to the contrary, the maximum aggregate liability of the Contributor under Section 3.2(a) hereof shall not exceed five percent (5%) of the value of the aggregate OP Units. Notwithstanding anything contained herein to the contrary, before taking recourse against any assets of the Contributor and subject to the limitations set forth in the following sentence, the Indemnified Parties shall look, first to available insurance proceeds (including without limitation any title insurance proceeds, if applicable) pursuant to Section 3.2(b) above, and then to the Contributor’s OP Units, for indemnification under this Article 3, (and agree to treat any return of OP Units as an adjustment to the consideration delivered to the Contributor pursuant to the Formation Transactions). Following the Closing and the issuance of OP Units to the Contributor, no Indemnified Party shall have recourse to any assets of the Contributor other than the OP Units, and to the extent applicable, any relevant insurance policies. Notwithstanding anything to the contrary in this Agreement, the Contributor shall not be liable to the Indemnified Parties for any indirect, special or consequential damages, loss of profits, loss of value or other similar speculative damages asserted or claimed by the Indemnified Parties.

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(c) The limitations in this Section 3.4 shall not apply to any obligations of the Contributor under Sections 2.5 of the Agreement.

Section 3.5 Limitation Period.

(a) Notwithstanding the foregoing, any claim for indemnification under Section 3.2 hereof must be asserted in writing by the Indemnified Party, stating the nature of the Losses and the basis for indemnification therefor on or prior to the date which is twelve (12) months following the Closing.

(b) Subject to Section 3.5(a), if asserted in writing on or prior to the date which is twelve (12) months following the Closing, any claims for indemnification pursuant to Section 3.2 shall survive until resolved by mutual agreement between the Contributor and the Indemnified Party of the Agreement, and any claim for indemnification pursuant to Section 3.2 not so asserted in writing on or prior to the date which is twelve (12) months following the Closing shall not thereafter be asserted and shall forever be waived.

ARTICLE 4. QUALIFICATION

Except for the Surviving Representations, and the covenants, obligations and indemnities set forth herein, the Operating Partnership acknowledges that its acquisition of the Contributed Company Interests, the Properties and the Contributed Assets from the Contributor is an “AS IS” transaction as further described in Article 4 of the Agreement.

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APPENDIX A

DISCLOSURE SCHEDULE

Schedule 2.3 – Required Consents.

1. Consents of Lenders under the Existing Loans.

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